GOTTSCHALKS INC.

                        BYLAWS

               ARTICLE I - STOCKHOLDERS

Section 1.     Annual Meeting

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held each year at such place on such date, and at such time as the Board of Directors shall each year fix.

Section 2.     Special Meetings

     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 3.     Notice of Meetings

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than then nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law )meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At nay adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board, (b) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or (c) by a stockholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this paragraph. For business to be properly brought before a meeting by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than thirty (30) days nor more than ninety
(90) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice of the date of the meeting is given by the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given. Such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting
(a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the Certificate of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment,
(b) the name and address of the stockholder proposing such business, (c) the class and number of shares of stock of the Corporation which are owned by such stockholder and (d) any material personal interest of such stockholder in such business.
If notice has not been given pursuant to this paragraph, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting. The foregoing provisions of this paragraph do not relieve any stockholder of any obligation to comply with all applicable requirements of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder.

     At any meeting of stockholders, a person may be a candidate for election to the Board only if such person is nominated (a) by or at the direction of the Board, (b) by any nominating committee or person appointed by the Board or (c) by a stockholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this paragraph. To properly nominate a candidate to be a director, a stockholder shall give timely notice of such nomination in writing to the Secretary of the Corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than thirty (30) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice of the date of the meeting is given by the Corporation, notice of such nomination to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given. Such stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are owned by the person and (iv) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the class and number of shares of stock of the Corporation owned by such stockholder. The Corporation may require such other information to be furnished respecting any proposed nominee as may be reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director at any meeting unless nominated in accordance with this paragraph.

Section 4.     Quorum

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purpose, unless or except to the extent that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5.  Organization

     Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act a s chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6.  Conduct of Business

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seen to him in order.

Section 7.  Proxies and Voting

     At any meeting of the stockholders, every stockholder entitled to vote any vote in person or by proxy authorized by an instrument filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes of the Shares present in person or represented by proxy and entitled to vote on the subject matter.

Section 8.     Stock List

     A complete list of stockholders entitled to vote atn any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the numbe of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to b eheld, which place shall be specified in the notice of the neeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the palce of the meeting during the shole time threr of and shall be open to the examination of any such stockholder who is present. This list shall presuptively dtermine the identity of the sotckholders entitled to vote at the meeting and the number of shares held by each of them.


            ARTICLE II - BOARD OF DIRECTORS

Section 1.     Number and Term of Office

     The number of directors who shall constitute the whole board shall be such number not less than five nor more than eleven aa the Board of Directors shall a the time have designated. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise proveded herein or required by law.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be bacancies on the board which ar ebeing eliminated by the decrease.



Section 2.     Vacancies

     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaing in office, althouch less than a quorum, amy elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3.     Regular Meetings

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4.     Special Meetings

     Special meetings of the Board of Directors may be Called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same no less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may b transacted at a special meeting.

Section 5.     Quorum

     At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.     Participation in Meetings by Conference Telephone

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications to here each other. Such participation shall constitute presence in person at such meeting.

Section 7.     Conduct of Business

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may b taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8.     Powers

     The board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1) To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (3) To authorized the creation, making an issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of nay officer upon any other person for the time being;

     (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

     (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

     (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and,

     (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

Section 9.     Compensation of Directors

     Directors, as such, may receive, pursuant to resolution of the board of Directors, fixed fees and other compensation for their services a s directors, including, without limitation, their services as members of committees of the directors.




              ARTICEL III - COMMITTEES

Section 1.  Committees of the Board of Directors

     The Board of directors, by a vote of a majority of the whole board, may from time to time designate committees fo the board, with such lwfully delegable powers and duties as it therby confers, to serve at the pleaseure of the board and shall, for thos e committees and ny other sprovide for herein, elect a director or directors to serv as the member or members, designating, if i desires, other directors a salternative members who may rplace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may be unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.     Conduct of Business

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the member shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                ARTICLE IV - OFFICERS

Section 1.     Generally

     The officers of the corporation shall consist of a chief executive officer, a president, a secretary, a chief financial officer, and such other subordinate officers including one or more vice-presidents as may from time to time be appointed by the Board of Directors. The Board of Directors may also choose to elect a chairman of the board of directors from among its own members. The Board of Directors shall elect officers of the corporation at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Any number of offices may be held by the same person.

Section 2.     Chairman of the Board of Directors

     The chairman of the board of directors, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these bylaws. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.


Section 3.     Chief Executive Officer

     The chief executive officer shall be the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he shall have responsibility for the general management and control of the affairs and business of the corporation and shall perform ll duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 4.     President

     The president shall be the chief operating officer of the corporation. Subject to the direction of the Board of Directors and the chief executive officer, the president shall have general supervision, direction, and control of the business. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. In the absence or disability of the chief executive officer, he shall perform the duties and exercise the powers of the chief executive officer.

Section 5.     Vice Presidents

     Each vice president, if appointed by the Board of Directors, shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 6.     Chief Financial Officer

     The chief financial officer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.


Section 7.     Secretary

     The secretary shall issue all authorized notices for, and keep a record of the proceedings of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

Section 8.     Delegation of Authority

     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9.     Removal

     Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 10.    Action with Respect to Securities of Other Corporations

     Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

           ARTICLE V - INDEMNIFICATION OF
           DIRECTORS, OFFICERS AND OTHERS

Section 1.     Right to Indemnification

     Each director or officer of the Corporation who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was servicing at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the second paragraph of this Section, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 2.     Non Exclusivity of Rights

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Article.

Section 3.     Insurance

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

Section 4.     Expenses as a Witness

     To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or here or on his or her behalf in connection therewith.

Section 5.     Indemnity Agreements

     The Corporation may enter into indemnity agreements with the persons who are members of its board of directors from time to time, and with such officers, employees, and agents of the Corporation and with such officers, directors, employees and agents of subsidiaries as the board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Article, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the General Corporation Law of Delaware. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article.

Section 6.     Definition of Corporation

     For purposes of this Article V reference to "the Corporation" includes all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation in the same capacity.

                 ARTICLE VI - STOCK

Section 1.     Certificates of Stock

     Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by the chairman of the board of directors, or the president or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all of the signatures on the certificate may be facsimile.

Section 2.     Transfers of Stock

     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.




Section 3.     Record Date

     The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4.     Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.     Regulations

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                ARTICLE VII - NOTICES

Section 1.     Notices

     Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Section 2.     Waivers

     A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

            ARTICLE VIII - MISCELLANEOUS

Section 1.     Facsimile Signatures

     In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.     Corporate Seal

     The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 3.     Reliance upon Books, Reports and Records

     Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties. be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4.     Fiscal Year

     The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 5.     Time Periods

     In applying any provision of these bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 6.     Offices

     The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

               ARTICLE IX - AMENDMENTS

Section 1.     Amendments

     These Bylaws may be amended or repealed by the Board of Directors or by the stockholders at any meeting which has been duly called and for which proper notice has been given, provided that notice of the proposed amendment to these Bylaws has been properly given in accordance with the other provisions of these bylaws, as amended.

                    *    *    *    *

              CERTIFICATE OF SECRETARY

     I hereby certify that I am the duly elected and acting
Secretary of GOTTSCHALKS INC., a Delaware corporation, and that the foregoing Bylaws are the full, true and correct Bylaws of said corporation as amended to date.

     IN WITNESS WHEREOF, I have hereunto subscribed my name on this 20th day of November, 1995.




                              s:/Alan A. Weinstein
                              Secretary